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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-208399) and related Prospectus of Ctrip.com International, Ltd. and to the incorporation by reference therein of our report dated April 14, 2016, with respect to the consolidated financial statements of Qunar Cayman Islands Limited as of December 31, 2014 and 2015, and for each of the three years in the period ended December 31, 2015.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People's Republic of China
September 6, 2016

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm